HOGAN & HARTSON L.L.P
                                 COLUMBIA SQUARE
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600
                                 (202) 637-5910


December 22, 1997


BY EDGAR

Board of Directors
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C.  20006


Ladies and Gentlemen:


               We are acting as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (SEC File No. 333-22353) (the "Registration Statement") previously declared effective by the Securities and Exchange Commission (the "Commission") relating to the proposed public offering and sale by the Company of its securities from time to time as set forth in the prospectus which forms a part of the Registration Statement, and as set forth in one or more supplements to such Prospectus. This opinion letter is rendered in connection with the proposed public offering of up to 1,767,067 shares of common stock, par value $.01 per share (the "Shares"), of the Company, as described in four Prospectus Supplements dated December 18, 1997 and filed with the Commission under Rule 424(b)(5) on this date. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(b)(5), in connection with the Registration Statement.

               For purposes of this opinion letter, we have examined copies of the following documents:

               1. An executed copy of the Registration Statement.

               2. The Articles of Amendment and Restatement of Articles of
                  Incorporation of the Company, as amended, as certified by the State Department of Assessments and Taxation of the State of Maryland (the "Department") on December 22, 1997 and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.




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               3. The Second Amendment and Restatement of Bylaws of the Company,
                  as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

               4. An executed copy of the Underwriting Agreement, dated December
                  18, 1997 between the Company and Legg Mason Wood Walker.

               5. Executed copies of the Underwriting Agreement and the Terms
                  Agreement, both dated December 18, 1997, between the Company and Prudential Securities Incorporated.

               6. An executed copy of the Subscription Agreement dated December
                  18, 1997 among the Company, Security Capital Holdings, S.A. and Security Capital U.S. Realty.

               7. Resolutions of the Board of Directors of the Company adopted on December 15, 1997 and December 17, 1997, and resolutions of Pricing Committees of the Board of Directors, adopted on December 18, 1997, relating to the issuance and sale of the Shares and arrangements in connection therewith, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

               In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

               This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Maryland. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

               Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance of the Shares pursuant to the terms of the Underwriting Agreements, Terms Agreement and Subscription Agreement referred to above, and (ii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committees referred to above, the Shares will be legally issued, fully paid and nonassessable under the General Corporation Law of the State of Maryland.





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               We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely in connection with the filing by the Company of a Current Report on Form 8-K on or about the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.


               We hereby consent to the filing of this opinion letter as an exhibit to the Form 8-K and to the reference to this firm under the caption "Legal Matters" in the Prospectus dated December 16, 1997 and in the four Prospectus Supplements dated December 18, 1997, each of which constitutes a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                     Very truly yours,



                                     /s/ Hogan & Hartson L.L.P.
                                     --------------------------
                                     HOGAN & HARTSON L.L.P.